UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 30, 2006

TAG Entertainment Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:    333-96257

Delaware	13-3851304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1333 Second Street, Suite 240
Santa Monica, CA 90401

(Address and zip code of principal executive offices)

(310) 260-3350

(Registrant's telephone number, including area code)

9916 South Santa Monica Blvd, 1st Floor
Beverly Hills, CA 90212

(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On January 30, 2006, TAG Entertainment Corp. ("TAG" or "Registrant") terminated its lease with Little SM Holding, LLC for its principal executive offices at 9916 South Santa Monica Boulevard, 1st Floor, Beverly Hills, California 90212. The lease was set to expire on September 30, 2007. The rent on the property was $12,750 a month but provided for varying rates throughout the term of the lease. The lease was filed as Exhibit 10.6 to the Registrant's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2005.

The lease was terminated as an accommodation to the new landlord following the sale of the building. The Registrant does not believe it will incur any material early termination penalties. The Registrant is currently maintaining office space at 1333 Second Street, Suite 240, Santa Monica, California 90401.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006	TAG Entertainment Corp. (Registrant)

By: /s/ Steve Austin Steve Austin, President